                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is executed as of the 20th day of July, 1999, by and between INSYNQ, INC., a Washington corporation (the "Employer") with its principal office located at 705 S. 9th St., Suite 305, Tacoma, WA 98401-1996, and Donald
L. Manzano, individual (the "Employee") residing at 1624 Clarewood Dr. Rosedale California 95116. These are the "Parties" to this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1.   Employment. The Employer shall employ the Employee, and the Employee
          ----------
accepts such employment by the Employer, upon the terms and conditions set forth in this Agreement.

     2.   Position and Duties. The Employer and the Employee agree that the
          -------------------
Employee will be employed as the President and Chief Operating Officer of the Employer, and that in this capacity the Employee's principal duty shall be responsible leadership, direction, and management of all operational aspects of the Employer. The Employee shall have those additional duties and responsibilities described in the Job Description attached to this Agreement as Exhibit "A," which is incorporated by this reference. The Employee's duties shall include management of other personnel. The Employee agrees that he shall perform his duties diligently and in a professional, competent, businesslike, cooperative and courteous manner. The employment herein is on a full time basis, and the Employee agrees that, during the Term of this Agreement, he shall not be employed by or perform professional services for any other party without the prior, written consent of the Employer.

     3.   Term. Subject to the further provisions of this Agreement, the term of
          ----
employment under this Agreement shall commence upon the date the Employer receives its first installment of funding (the projected "Commencement Date" estimated August 8, 1999) and shall expire five (5) years from the Commencement Date. If funding is received by August 8, 1999, full time employment shall commence between July 20, 1999 and August 8, 1999.

     4.   Salary. For all of the duties to be performed by the Employee in any
          ------
capacity under this Agreement, the Employer will pay the Employee a base salary of One Hundred Seventy Thousand Dollars ($170,000.00) per year, effective on the Commencement Date or about August 8, 1999. The Employee's base salary shall increase by an amount not less than five percent (5%) effective on the anniversary of the Commencement Date each year during the term of this Agreement; any increase greater than five percent (5%) per year shall be determined by the Employer at its discretion. Salary shall be paid in monthly installments, and shall be subject to all withholding and employment tax deductions and payments required by law.

     5.   Benefits. The Employer shall provide to the Employee the following
          --------
benefits:

          (a) At such time as the Employer makes group health, group life insurance, or group disability insurance available to any of its employees, it shall make insurance of the same type available to the Employee and shall pay for health care coverage for the Employee and the Employee's spouse and dependent children. If group health insurance is not available on the Commencement Date, the Employer shall pay the Employee's COBRA - related expenses for health insurance covering the Employee and the Employee's spouse and dependent children.

          (b) Three (3) weeks paid vacation (consisting of fifteen (15) working days) during the first year of the Term of this Agreement, five (5) weeks paid vacation during the second year and six (6) weeks during the third year of the Term and any subsequent extension Terms. The period of vacation will be selected by the Employee with the agreement of the Employer. The Employee shall give the Employer not less than sixty (60) days advance notice of the dates of the Employee's proposed vacations. Unless authorized in writing by the Employer in advance, unused vacation time shall not be carried over from year to year. The Employee shall not be paid for unused vacation. Vacation does not include sick leave or the following holidays:

     - New Year's Day (January)
     - Presidents Day (February)
     - Memorial Day (May)
     - Independence Day (July)
     - Labor Day (September)
     - Thanksgiving (November - Thursday & Friday)
     - Christmas Day (December)
     - 2 Floating holidays

          (c) Paid sick leave of not more than fifty six (56) workday hours during the first year of the Term, and not more than One Hundred and Twelve
(112) workday hours during each the second and third years of the Term. The Employee shall not be paid for unused sick leave.

          (d) The Employer may provide a qualified 401(k) profit sharing or retirement plan for its employees, with the Employer contributing to such plan a specified amount equal to a percentage of employee's salaries per month specified in such plan, and permitting voluntary contributions by employees to the plan, subject to any maximum contribution limitations imposed by law. At such time as such a plan is made available to any employee, it shall be made available to the Employee.

          (e) Upon commencement of employment as provided in Section 3 of this Agreement, and beginning with the calendar quarter next ending after the Commencement Date and each calendar quarter continuing through the term of this Agreement, the Employer shall pay to the Employee a quarterly bonus based on the performance criteria described in Exhibit "B," which is attached to this Agreement and incorporated by this reference. Each quarterly bonus shall be in the amount of Fifteen Thousand Dollars ($15,000.00), and may be paid in cash or in stock options (valued and subject to the same conditions as provided in Section 5(f)) at the

Employee's election. Bonus payments shall be paid on or before the thirtieth day of the month following the end of each calendar quarter.

          (f) Upon commencement of employment as provided in Section 3 of this Agreement, the Employee shall have an option to purchase one hundred thirty-nine thousand four hundred (139,400) shares of common stock of the Employer, at One Dollar ($1.00) per share. The Employee may exercise this option at any time prior to a termination of this Agreement, by tendering the purchase price for the option shares to the Employer. This option shall not be transferable by the Employee (with the exception as defined in this subsection (upon death of the employee)) this option shall terminate immediately upon termination of this Agreement, except to the extent exercised by the Employer prior to such termination. The shares issued to the Employee pursuant to exercise of this option shall be restricted as follows:

               (i) The first sixty-nine thousand seven hundred (69,700) shares acquired by the Employee pursuant to this option may not be transferred by the Employee for a period of two (2) years from the Commencement Date.

               (ii) Any shares acquired by the Employee pursuant to this option in excess of sixty-nine thousand seven hundred (69,700) shares may not be transferred by the Employee for a period of three (3) years from the Commencement Date.

The restrictions described in subsections (i) and (ii) above shall expire as follows and be of no further effect.

- upon the death of the Employee, the employees named heir and/or estate executor will have thirty (30) working days from the death of the employee to exercise all stock related options.

- upon a change of control of the Employer as defined in Section 6(g), the employee will have ten (10) working day upon written receipt from employer to exercise all stock related options.

- upon a termination of this Agreement under Section 8. In connection with the option and the shares described in this Section 5(f), the Employee makes the warranties and representations contained in Exhibit "C," which is attached to this Agreement and incorporated by this reference.

          (g) The Employee shall have an additional option to purchase One Hundred Thousand (100,000) shares of common stock of the Employer, on the same terms and conditions as are described in Section 5(f), on each anniversary of the Commencement Date during the term of this Agreement.

          (h) The Employee shall have a monthly car allowance of Four Hundred Fifty Dollars ($450.00) payable on the first day of each month beginning after the Commencement Date.

          (i) All benefits described in this Section 5 shall be subject to all withholding and employment tax deductions and payments required by law.

     6.   Termination Upon Notice. This Agreement may be immediately terminated
          -----------------------
by written notice to the Employee upon the occurrence of any of the following:

          (a)  Death of the Employee;

          (b)  Mutual agreement of the parties;

          (c)  Expiration of this Agreement;

          (d) The Employee's inability, through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of One Hundred and Twenty (120) consecutive days;

          (e) Any act of dishonesty, or breach or default by the Employee of any provision of Section 10.

          (f) Conviction of a crime or imposition of a civil judgment based on the acts of the Employee involving moral turpitude.

          (g) A change of control of the Employer, which shall mean a transfer of substantially all of the assets of the Employer, or a transfer of more than fifty percent (50%) of the issued and outstanding common stock of the Employer; provided, however, that in the event of a termination of this Agreement as a result of a change in control, the Employer shall continue to provide to the Employee base salary (Section 4), bonus compensation in the amounts paid the prior year (Section 5(e)), health insurance benefits (Section 5(a)) and life insurance benefits (Section 5(a)) for a period of twelve (12) months after the termination date; provided, however, that if the Employee continues to be employed by the Employer or any new owner of the Employer or its business, any similar compensation or benefits paid to the Employee during the twelve (12) months from the date of change of control shall offset the Employer's obligations under this Section.

     7.   Termination After Notice. Notwithstanding any other provision of this
          ------------------------
Agreement, this Agreement may be terminated thirty (30) days after the Employer gives written notice to the Employee following the occurrence of any of the following; if the Employee has not cured such a deficiency with such thirty (30) day period:

          (a) Breach by the Employee of any material provision of this Agreement other than those of Section 6 above, including without limitation the Employee's failure or refusal to perform his duties in the manner specified in
Section 2 above.

          (b) Repeated actions or behavior by the Employee which has caused or encouraged discontent among employees, suppliers or customers of the Employer, or which interferes with agreements of the Employer, or which otherwise adversely affect the Employer's business.

          (c) Material violation by the Employee of a statutory or common law duty of loyalty to the Employer.

          (d) The Employee's material violation of any local, state or federal law which impairs his ability to perform his duties under this Agreement, or which in the good faith judgment of the Employer's Board of Directors adversely affects the reputation or goodwill of the Employer.

     8.   Termination by the Employer. Notwithstanding the provisions of Section
          ---------------------------
3, the Employer may terminate this Agreement for any reason other than those provided in Sections 6 and 7. In such event, the Employer shall continue to provide the Employee base salary (Section 4), health insurance (Section 5(a)) and bonus compensation in the amounts paid in the prior year (Section 5(e)), or a period of twelve (12) months following such termination.

     9.   Termination by the Employee. Notwithstanding the provisions of Section
          ---------------------------
3, if the employee's title, status, authority or responsibilities are materially reduced, or if the Employee's base salary is reduced, the Employee may termination this agreement. In such event, the Employer shall continue to provide the Employee base salary (Section 4), health insurance (Section 5(a)), and bonus compensation in the amounts paid in the prior year (Section 5(e)), for a period of twelve (12) months following such termination.

     10.  Property of the Employer and Confidential Information.
          -----------------------------------------------------

          (a) The Employee acknowledges and agrees that the Employer is the originator and creator of the proprietary data utility services system described in Exhibit "D," which is attached to this Agreement and incorporated by this Reference (the "System"), and that they have expended considerable time and monies in its development and refinement. The Employee acknowledges and agrees that the Employer is the exclusive, rightful, sole owner of the System and all information and technology related thereto which has been or will be in future developed by the Employer, the Employee, and other employees of the Employer.

          (b) The Employee further acknowledges and agrees that the System and all information regarding the System which has in the past or may in future be disclosed to the Employee in any form, although they may contain elements which in isolated form could be construed as previously known to the Employee or as common knowledge in the industry, also contain much proprietary and confidential information and know-how ("Confidential Information") of the Employer, and that the System's elements and the System as a whole are unique, confidential Trade Secrets (under the Washington Trade Secrets Act, Chapter 19 R.C.W.) and of great proprietary value to the Employer.

          (c) The Employee agrees that he shall use the Confidential Information only for the purposes and in the manner specified by the Employer, and shall take all reasonable steps to safeguard and protect such Confidential Information from unauthorized disclosure, including without limitation preventing unauthorized access to Confidential Information stored electronically. The Employee shall not at any time during or after his employment by the Employer disclose or disseminate Confidential Information, nor shall he remove any such Confidential Information from the Employer's offices, or make copies or replications of such Confidential Information (except as may be necessary in the normal course of system security or backup measures) without the prior, specific authorization of an Executive Officer of the Employer.

          (d) It is acknowledged and agreed that the nature of the System is national and international in geographical scope. In consideration of the other terms of this Agreement and an additional Five Hundred and no/100 Dollars ($500.00) in cash received by the Employee at the time of execution of this Agreement, the Employee agrees that, during the Term of this Agreement, and for a period of one (1) year or the length of compensation as stipulated in section 8 of this agreement. In addition, the Employee shall not be employed in any hands-on management or marketing capacity by, or provide direct technical advisory services to any business that competes with the System anywhere in the world. Exhibit "D" contains a list of products and businesses which the Employer and the Employee believe currently compete with the System, and which by this reference specifically covered by this Agreement; the Employer and the Employee agree that other products or businesses may compensate with the System now or in the future, and such additional competitors are also covered by this Agreement. The Employer and the Employee agree that the restrictions placed upon the Employee by this Agreement are reasonable and necessary for the protection of the Employer from unfair competition by the Employee through use of Confidential Information and know-how obtained or developed by the Employee on behalf of the Employer, and for which the Employee received just compensation, and further that such restrictions are reasonably limited with respect to the activities they prohibit, their duration, geographic scope and their effect upon the Employee. The Employee and Employer expressly agrees that nothing in this Agreement shall prohibit the Employee from obtaining employment or work of the type for which he is qualified and accustomed, or earning a livelihood for himself or his family and that the computer software business is large, and the Employee's marketing and management skills are such that there are many opportunities for his in business which do not compete with the System.


          (e) The Employee agrees that he shall not at any time during the Term of this Agreement or after its expiration or termination work independently or with others in the creation, development or operation of any system or services which look like, copy or imitate those of the Employer, or could reasonably be confused with those of the Employer, nor shall he make unauthorized use of the Confidential Information for the benefit of himself or others.

          (f) the Employee agrees that his failure to act in utmost good faith and abide by the terms and conditions of this Agreement could cause the Employer irreparable damage and harm not totally calculable in money, and for which the Employer would have no adequate remedy at law. Therefore, the Employee agrees that, in the event of any breach or default of any provision of this Agreement, or breach or default, the Employer may, in addition to any other remedies it may have at law or otherwise, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of this Agreement.

          (g) The Employee agrees that, prior to the commencement of any employment other than the employment by the Employer, the Employee shall furnish the new employer with a coy of this section 10. The Employee further agrees that the Employer may advise any new or prospective employer of the existence of this Agreement and may furnish such employer with a copy of same.

     11.  Duties Upon Expiration or Termination. The Employee agrees that upon
          -------------------------------------
the expiration or termination of this Agreement, he shall promptly turnover to the Employer all information in his possession or available to him, including the Confidential Information, in whatever form regarding the System and the Employee's work for the Employer.

     12.  Entire Agreement. This Agreement contains all of the oral and written
          ----------------
agreements between the parties as to the Employee's services. All prior discussions, compensation, understandings, negotiations and agreements are merged into this Agreement. Except for the termination provided above, this Agreement may only be changed or rescinded by the written agreement of both the Employer and the Employee herein.

     13.  Waiver. The waiver by either party of a breach or default of any
          ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach or default of the same or a different nature.

     14.  Benefit and Assignment. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the Employer, its successors and assigns. The rights and benefits of the Employee under this Agreement are personal to him or her, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise provided herein.

     15.  Modification, Severability. Any provision of this Agreement which is
          --------------------------
found by a court to be invalid, illegal or unenforceable shall be deemed automatically modified to the extent to make it valid, legal and enforceable, or, if it cannot be so modified, then stricken. The remaining provisions of this Agreement shall remain in full force and effect.

     16.  Governing Law. This Agreement shall be construed and governed in
          -------------
accordance with the laws of the state of Washington.

     17.  Notices. Any notice required or desired to be served, given or
          -------
delivered under this Agreement shall be in writing and shall be deemed to have been validly serviced, given or delivered upon deposit in the United States mail by registered or certified mail with proper postage prepaid and addressed to the party to be notified at the addresses given above, or to such other address as either party may hereafter designate by written notice to the other party.

     18.  Arbitration.
          -----------

          (a) Arbitrator. As used herein, the term "Arbitrator" shall mean any natural person, not related to either party to this Agreement, or any person, firm, employer or other business organization that controls, is controlled by, or is under common control of any party to this

Agreement. The Arbitrator must have substantial experience involving the subject matter of the dispute.

          (b) Arbitration Procedure. Except with respect to injunctive relief under Section 10 of this Agreement, any matter of disagreement, dispute or controversy between the parties to this Agreement relative to, or arising out of this Agreement, or Exhibits to this Agreement, if any, may be submitted by either party to arbitration. The demand for arbitration shall be in writing; shall be personally served on the other party, or sent by certified mail, return receipt requested to the other party, and shall set forth the matter or matters to be arbitrated. The parties shall then agree on an Arbitrator. In the selection and appointment of the Arbitrator, the parties each agree to act in good faith to name persons with experience and expertise in the subject matter involved. If the parties cannot agree upon an arbitrator, then either party may petition the Superior Court of Pierce County, Washington to appoint an arbitrator to act pursuant to the terms of this Agreement.

          (c) Manner of Conducting Arbitration. Any arbitration pursuant hereto shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Arbitration may be entered in any court having jurisdiction thereof, subject, however, to the provisions of Chapter 7.04 of the revised Code of Washington which are not in conflict with said Rules; provided, however, if such Association is not then functioning, or such Rules are not then in effect, arbitration shall be conducted in accordance with the requirements of said Chapter 7.04, or such other provisions of the statutory laws of the state of Washington as may be enacted in lieu of said Chapter 7.04. All such arbitration proceedings shall take place in Tacoma, Washington. In any such arbitration proceeding, each party shall have full access to the relevant books and records of the other party and the power to call for testimony the other party and all other rights to discovery afforded under the then applicable Federal Rules of Court.

          (d) Decision of Arbitrator. The decision of the Arbitrator shall be given in writing and shall be binding and conclusive upon the parties.

          (e) Fees. The fees and expenses of the Arbitrator shall be divided equally between the parties to the dispute.

     19. Attorneys' Fees. In the event of a dispute between the parties to this Agreement, the losing party shall pay the prevailing party all its attorneys' fees, costs, cost of investigation, costs of appeal and any costs of collection of awards.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.


INSYNQ, INC. (Employer                   DONALD L. MANZANO (Employee)

BY:  /s/ John P. Gorst                   /s/ Donald L. Manzano
   --------------------------            ---------------------------------------
     Chief Executive Officer

                                  EXHIBIT "A"

                                JOB DESCRIPTION
                                ---------------

Title:                 Senior Vice President of Business Development/Marketing
Reports:               President/COO
Status:                Exempt
Projected Start Date:  August 8, 1999
Job Family:            Employee Management

Position Overview:

The President & Chief Operation Officer (COO) will assist the CEO in Providing leadership, and direct and manage all operational aspects. In conjunction with the CEO, defines implements resources for the evolving growth of the organization. The President and COO's key responsibility is to provide the leadership that facilitates the organization reaching its goals in all aspects with key focus on profitability. THis entails but not limited to the following:

Personnel:        Planning, budget and activities related to their employment, hiring new staffing, performance, development, and ensuring the HR process meets the state guidelines.

Facilities:       Planning, budget and activities related to maintaining or
                  acquiring new facilities

Technology:       Production Resources, R&D, Q&A, Implementation, Support and
                  Professional Services

Sales/Marketing:  Approaches, defines and implements budget and measurements, new business development and PR to ensure that the company reaches its sales objectives

Finance: Ensures completeness and accuracy of the General Ledger, payroll and sales commission accounting, AP & AR, compliance reporting, ensuring the timely coordination of various financial matters, tax returns and managing benefits

General: CEO & Board reporting as required. Monitors profitability and loss of each Department. Implements processes and programs to facilitate the sales activity required for the company to reach the agreed on sales goals. Facilitates and leads the Executive Management Team, providing relative department status and input for development of company strategies.

                                  EXHIBIT "B"

                       ADDITIONAL COMPENSATION, BONUSES
                        QUARTERLY PERFORMANCE CRITERIA
                        ------------------------------

     Additional Compensation, Quarterly Bonuses. The employer and the Employee agree that quarterly bonus shall be incorporated as part of the overall compensation plan. Such bonuses shall be based upon performance criteria as outlined in the attached Exhibit "B". Said bonuses shall be available beginning with the quarter ending september 30, 1999 and continue on a quarterly basis throughout the term of the Employment Contract. Each quarterly bonus shall be in the amount fifteen thousand ($15,000) dollars and shall be payable in either cash or all or part in stock options equal to fifteen thousand ($15,000) dollars. The Employer grants that such bonuses shall only be paid on or before the thirtieth day of the month following the end of the calendar quarter.



Q 1 Quarterly Bonuses
Amount $15,000
Objective

Q 2 Quarterly Bonuses
Amount $15,000
Objective

Q 3 Quarterly Bonuses
Amount $15,000
Objective

Q 4 Quarterly Bonuses
Amount $15,000
Objective

                                  EXHIBIT "C"

                         REPRESENTATION AND WARRANTIES
                         -----------------------------

     Warranties of Investment Intent.  The Employee makes the following
     -------------------------------
representations, covenants and warranties to the Employer:

     (a)  Developmental Stages. The Employee understands that the Employer is in
          --------------------
the developmental stages of its organization and operations. The Employee further understands that the technologies and services being developed by the Employer are new, untested, and in the developmental stages, and that no markets for such technologies and services have yet been developed or proven, and that the business contemplated by the Employer is not fully developed and is unproven. The Employee has obtained such counsel and advice from the Employee's own attorneys and other advisors as the Employee deems necessary and appropriate in determining to make this Agreement.

     (b)  Receipt of Private Placement Memorandum and Without Reliance. The
          ------------------------------------------------------------
Employee acknowledges that the Employee has received, read, and is familiar with the Private Placement Memorandum dated __________________, and to have obtained such counsel and advice as the Employee deems necessary and appropriate in determining to make this Agreement. The Employee understands that the Employer's statements in the Private Placement Memorandum, including without limitation its business plans, use of proceeds, interim financial statements, and forward-looking pro forma information, as prepared by management without audit, are good faith representations by the Employer, but the Employee must complete the Employee's own investigation of the investment opportunity involved and that the business contemplated by the Employer is unproven and thus there can be no assurance of the success of the Employer, nor the accuracy of any of the financial or business data provided, and the Employee expressly does not rely upon any of such representations in subscribing for shares.

     (c)  Risks. The Employee recognizes and acknowledges that the Employee's
          -----
investment in the Employer involves speculative risks and other risks of loss which could include the full loss of the entire investment. The Employee has taken full cognizance of and understands the risk factors relative to the Employee's purchase of shares in the Employer. The Employee is able to bear the economic risks of the Employee's investment in the Employer, including the risk of losing part or all of the Employee's investment, and the inability to sell or transfer the shares.

     (d)  Investigation. The Employee has been provided with all materials and
          -------------
information requested either by the Employee, the Employee's counsel, or others representing the Employee, including any information requested to verify any information furnished. Where applicable, there has been direct communication between the Employer and its representatives and the Employee and the Employee's representatives and advisers. The Employer and its representatives have given the Employee and the Employee's representatives and advisors the opportunity to ask such questions concerning the Employer and the terms and conditions of the Agreement and to obtain all materials and information as the Employee and the Employee's representatives and advisors have requested, and the Employee has taken advantage of this opportunity to the extent necessary for the Employee to understand the risks and merits of the investment in shares of the Employer, all in accordance with the advice and counsel the Employee has obtained from the Employee's own representatives and advisors. The Employee has made a decision to purchase based upon the Employee's investigation, advice and analysis.

     (e)  Purchase Long-Term Investment. The Employee is purchasing shares of
          -----------------------------
the Employer for the Employee's own account and for investment purposes only. The Employee has no current intention, agreement or arrangement for the distribution, transfer, assignment or resale of any of the shares. The Employee does not intend to divide the Employee's participation with others or to resell or otherwise dispose of any part of or all of the shares. The Employee further acknowledges that unless the shares are subsequently registered under the Securities Act of 1933 and the securities laws of other states (the "Acts"), the Employee may not resell, hypothecate, transfer, assign, or make other dispositions of any of the shares except in a transaction exempted or excepted from the registration requirements of the Acts. The Employee further understands that any attempt to transfer the shares, absent an effective registration statement covering such transaction or a bona fide exemption, may not be honored by the Employer, and that the Employer is under no obligation either to register securities under the Acts, or to qualify for any exemption or exception from the registration requirements under the Acts.

     (f)  Not a Public Offering. The Employee understands that the shares in
          ---------------------
the Employer are being offered and will be sold by the Employer to the Employee in reliance upon certain exemptions from the registration requirements of the Acts, and not through a public offering of the securities.

     (g)  There is No Market in the Employer's Securities. The Employee
          -----------------------------------------------
acknowledges that there is no market for the shares of the Employer and that the Employee may not be able to sell or dispose of the shares. The Employee realizes that these securities must not be purchased unless the Employee has sufficient liquid assets to assure that the purchase will cause no serious financial difficulties to the Employee and that the Employee can provide for other current and future personal, financial and business needs. The Employee is willing and able to bear the risk of such nonliquidity.

     (h)  Experienced, Sophisticated Investor. The Employee and/or the
          -----------------------------------
Employee's representative have such knowledge and experience in financial and business matters and in investments that they are capable of evaluating the merits and risks of the Employee's investment in shares of the Employer. The Employee and/or its representative have obtained, in their judgment, sufficient information relating to the Employer to permit the Employee to properly evaluate the merits and risks of the investment.

     (i)  Reliance by the Employer on Disclosures. The Employee understands that
          ---------------------------------------
the Employee's representations in this Agreement will be expressly relied upon by the Employer in connection with accepting this Agreement and if the information provided by the Employee is incorrect, the consequences could constitute a violation of the Acts which would also adversely affect the Employee's investment, the investment of other purchasers of shares, and the business plans and arrangements of the Employer, its key personnel and affiliates.

     (j)  Legend. The Employee agrees and consents to the placing by the
          ------
Employer of the following legend on the certificates representing the shares to be issued:

     The securities represented hereby have not been registered under United States federal or state securities laws and may not be offered for sale, sole or otherwise transferred or assigned for value, directly or indirectly, nor may the securities be transferred on the books of the Corporation, without registration of such securities under all applicable United States federal or state securities laws or compliance with an applicable exemption therefrom, such compliance, at the option of the Corporation, to be evidenced by an opinion of shareholder's counsel, acceptable to the Corporation, that no violation of such registration provisions would result from any proposed transfer or assignment.

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

                                  EXHIBIT "D"

                               PRODUCTS/BUSINESS
                               -----------------

     1.   The System. INSYNQ has developed and is continuing to improve a
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proprietary data utility services system that offers to individuals and smaller businesses enhanced technological computer processing and communications capabilities and substantially lower costs than heretofore available to them. The INSYNQ System (hereinafter the "System") is defined, without having the effect of limitation, as a data utilities services system using specialized equipment, modified computer software and special technology whereby customers using simplified or older technology computer equipment are enabled to access and use powerful, high speed central computer servers, high capacity memory and data storage facilities, internal and external computer networking capabilities, internet, e-mail and other services, and to utilize bulk priced software applications that have been specially modified by the Company to be useable in such a network System; thereby creating a modern "virtual office" of up to date computer technology, processing, memory, storage capacity and communications and networking capabilities that is less costly to the user than installing the internal equipment, systems and software that would otherwise be required to obtain some or all of the enhanced business capabilities described above. This is the System with which the Employee is familiar, and for which the Employee shall be employed as Technical Services Director.

     2.   Competitive Products or Businesses Known to the Employee and the
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Employer.
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